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                                                                    Exhibit 99.1

                            CORNERSTONE BANCORP, INC.
                           2001 RESTRICTED STOCK PLAN

         This 2001 Restricted Stock Plan (the "2001 Plan") of Cornerstone Bancorp, Inc. (the "Company") enables the Company to have a flexible compensation package in order to attract and retain those officers, directors and other key employees and other individuals who will most effectively advance the interests of the Company and its shareholders. Under this 2001 Plan, the Company may make awards of shares of restricted stock ("Restricted Stock").

I.      GENERAL

1.      STOCK SUBJECT TO 2001 PLAN. The shares of Restricted Stock which may be
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awarded under the 2001 Plan shall be the shares of the Company's authorized but unissued or reacquired Common Stock, $0.01 par value (the "Common Stock"). The aggregate amount of the Common Stock which may be awarded under the 2001 Plan shall not exceed 76,415 shares; provided that the aggregate number of shares which may be awarded in any calendar year shall not exceed 5% of the number of shares outstanding at the end of the prior calendar year; and provided further that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Section III(3) hereof. If an award granted under the 2001 Plan shall terminate for any reason without having been vested or otherwise realized in full, the shares subject to the forfeited award shall be considered to be available for additional grants for purposes of the limitation on the aggregate number of shares subject to this 2001 Plan.

2.      ADMINISTRATION. The 2001 Plan shall be administered by a Stock Committee
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(the "Committee") appointed by the Board of Directors of the Company (the
"Board"). The Committee shall consist of not less than three (3) members of the Board. Each director on the Committee shall qualify as a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or as defined in such other applicable rules as may be promulgated from time to time relating to the grant of awards to directors and officers of the Company. Each member of the Committee shall be a person who is not an employee of the Company. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of the Committee shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee. The Committee is authorized to determine the officers, directors and other key employees and other individuals to whom shares of Restricted Stock shall be awarded, to determine the number of shares to be covered by each award, the terms and conditions of each award, to amend any award, accelerate any vesting period or exchange any such award with a new award, in each case with the grantee's consent, to make all determinations required or provided under the 2001 Plan, to establish rules and regulations pertaining to participation and administration of the 2001 Plan, and to interpret the 2001 Plan.

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3.       ELIGIBILITY AND PARTICIPATION. Shares of Restricted Stock may be
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awarded to any person who, at the time the award is granted, is an officer, director or employee (the "Grantee") of the Company or any parent or subsidiary of the Company (as defined in Section 424 (f) of the Internal Revenue Code of 1986, as amended (the "Code")), as the Committee shall determine from time to time. The granting of awards pursuant to the 2001 Plan shall be entirely discretionary with the Committee. Nothing in the 2001 Plan shall be deemed to give any officer, director or employee any right to participate in the 2001 Plan or to receive an award thereunder. A Grantee may be awarded and hold more than one award.

II.      RESTRICTED STOCK

1.       GRANTING OF RESTRICTED STOCK. Restricted Stock may be awarded by the
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Committee to any officer, director or employee subject to such terms and conditions as it deems appropriate, including, without limitation, restrictions on the pledging, sale, assignment, transfer or other disposition of such shares and the requirement that the Grantee forfeit all or a portion of such shares back to the Company upon termination of employment. Awards of Restricted Stock shall be subject to the following terms and conditions:

         (a) Each Grantee receiving an award shall enter into an agreement (a "Stock Restriction Agreement") with the Company in a form specified by the Committee, agreeing to such terms and conditions of the award as the Committee deems appropriate.

         (b) Shares issued and transferred to a Grantee pursuant to an award may, if required by the Committee, be deposited with the Treasurer or other officer of the Company designated by the Committee to be held until the lapse of the restrictions upon such shares, and each Grantee shall execute and deliver to the Company stock powers enabling the Company to exercise its rights hereunder.

         (c) Certificates for shares issued pursuant to an award shall, if the Company shall deem it advisable, bear a legend to the effect that they are issued subject to specified restrictions.

         (d) Certificates representing the shares issued pursuant to an award shall be registered in the name of the Grantee and shall be owned by such Grantee. Such Grantee shall be the holder of record of such shares for all purposes, including voting and receipt of dividends paid with respect to such shares.

         (e) Shares issued pursuant to an award may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except, subject to the provisions of such Grantee's Stock Restriction Agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or

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equitable process, prior to the lapse of restrictions on such shares, and any attempt at action in contravention of this Section shall be null and void. If any Grantee should attempt to dispose of or encumber his or her shares issued pursuant to an award prior to the lapse of the restrictions imposed on such shares, his or her interest in such shares shall terminate.

         (f) Except as otherwise provided in the applicable Stock Restriction Agreement, if, prior to the lapse of restrictions applicable to awards, the Grantee ceases to be an employee of the Company or any subsidiary or parent of the Company for any reason, awards to such Grantee, as to which restrictions have not lapsed, shall be forfeited to the Company, effective on the date of the Grantee's termination of employment. The Committee shall have the sole power to decide in each case to what extent leaves of absence shall be deemed a termination of employment.

III.     MISCELLANEOUS

1.       VESTING.  The Committee, in its sole discretion, may provide in a
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Restricted Stock Agreement that an award shall vest in installments. The
Committee may, in its sole discretion, permit the acceleration of the vesting of all or a portion of an award of Restricted Stock.

2.       ACCELERATION ON CERTAIN CHANGES.
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         (a) In the event of (i) a reorganization, merger, or consolidation of the Company in which the Company is not the surviving corporation, (ii) the dissolution or liquidation of the Company, (iii) a sale or lease of fifty percent (50%) or more, computed on the basis of book value, of the Company's consolidated assets, or (iv) a Change of Control, the time at which the awards of Restricted Stock then outstanding shall vest shall be accelerated and all such awards of Restricted Stock shall become fully vested prior to the effective time of such reorganization, merger, consolidation, dissolution, liquidation, sale or lease, or Change of Control.

         (b) For purposes hereof, a "Change of Control" shall be deemed to have taken place if (i) any person becomes the beneficial owner of twenty-five percent (25%) or more of the total number of voting shares of the Company; (ii) any person that holds revocable or irrevocable proxies, as to the election or removal of directors of the Company, for twenty-five percent (25%) or more of the total number of voting shares of the Company; (iii) any person has entered into an agreement or received an option for the acquisition of, beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of the Company, whether or not the requisite approval for such acquisition has been received under the applicable laws or the respective regulations issued hereunder; or (iv) as the result of or in connection with any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds (2/3) of the Board of Directors of the Company or any successor corporation. For purposes of this Section, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate,

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unincorporated organization, joint-stock company or similar organization or group acting in concert. For purposes of this Section, a person shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the 1934 Act.

3.       ADJUSTMENTS. The existence of outstanding awards shall not affect in
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any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         In the event of the complete liquidation or dissolution of a subsidiary of the Company, or in the event that such corporation ceases to be a subsidiary, any unvested shares of Restricted Stock theretofore awarded to Grantees shall be deemed forfeited, unless such Grantees shall become employed by the Company or by any other subsidiary of the Company on the occurrence of such event.

         Notwithstanding any other provision of the 2001 Plan, the Committee may make provisions for the adjustment of the number and class of shares covered by each award of Restricted Stock in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like.

4.       WITHHOLDING. If any state, federal, or local income taxes, employment
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taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Grantee's salary, wages or other remuneration in connection with the award of Restricted Stock, the Grantee shall advance in cash to the Company, or to any subsidiary of the Company which employs or employed the Grantee, the amount of such withholdings, unless a different withholdings arrangement, including the use of Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to Section 16 of the 1934 Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under Section 16 of the 1934 Act. For purposes hereof, the value of the shares for purposes of payroll withholding shall be the fair market value of the Common Stock. The fair market value ("Fair Market Value") of the Common Stock shall be determined at a particular date in the following manner: if the stock is listed or admitted to trading on a national securities exchange, the Fair Market Value per share shall be the closing price of the Company's Common Stock reported by such exchange for such date (or, if no closing price was reported for such date, then the closing price for the next preceding date for which a closing price was reported); if the stock is not then listed or admitted to trading on a national securities exchange, the Fair Market Value shall be determined by the Committee on the basis of such factors as it deems relevant. If the Fair Market Value of the shares is less than the amount of payroll



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withholdings required, the Grantee may be required to advance the difference in cash to the Company or its subsidiary.

5.       SUBSTITUTE AWARDS. Awards may be granted by the Committee under this
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2001 Plan from time to time in substitution of awards held by employees of other corporations who are about to become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in this 2001 Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

6.       WRITTEN AGREEMENT. Each award granted hereunder shall be embodied in a
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Stock Restriction Agreement which shall be subject to the terms and the conditions prescribed herein, and shall be signed by the Grantee and by an officer of the Company for and on behalf of the Company. An agreement shall contain such other provisions as the Committee in its discretion shall deem advisable, so long as the same are not contrary or inconsistent with the terms and provisions of the 2001 Plan.

7.       REQUIREMENTS OF LAW. The Company shall not be required to sell or issue
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any shares upon any award if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provisions of law or regulation of any governmental authority. Specifically in connection with the Securities Act of 1933, as amended from time to time (the "1933 Act"), upon the award of Restricted Stock, unless a registration statement under the 1933 Act is in effect with respect to the shares of Common Stock covered by such award, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such award is acquiring such shares for investment and not with a view to the distribution thereof. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any other affirmative action in order to cause the issuance of shares pursuant to an award of Restricted Stock to comply with any law or regulation of any governmental authority.

8.       EMPLOYMENT OBLIGATION. The granting of any award shall not impose upon
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the Company any obligation to employ or continue to employ any Grantee; and the rights of the Company to terminate the employment of any officer, director or any other employee shall not be diminished or affected by reason of the fact that an option has been granted to such person.

9.       AMENDMENT OR TERMINATION OF 2001 PLAN.  The Board may modify, revise or
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terminate this 2001 Plan at any time and from time to time.


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10.       EFFECTIVE DATE OF 2001 PLAN. The 2001 Plan shall become effective and
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shall be deemed to have been adopted on the date of its adoption by the Board.
No award shall be granted pursuant to the 2001 Plan more than ten (10) years after the adoption of the 2001 Plan. Any award outstanding under this 2001 Plan at the termination of the 2001 Plan shall remain in effect until it shall have been vested in full or shall have terminated or expired.


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